EXHIBIT 99.1

	Richard J. King			January 22, 2002
	Senior Vice President, Corporate Communications
	AMC Entertainment Inc.
	(816) 221-4000

AMC Entertainment Inc. reports record revenues and Adjusted EBITDA in third quarter of FY2002


KANSAS CITY, Mo. - AMC Entertainment Inc., one of the world's leading theatrical exhibition companies, today reported revenues of $316 million for the third quarter of fiscal year 2002, ended
Dec. 27, 2001. The revenues, up 5 percent from $302 million in last year's quarter, represent a new
Company record for the third quarter.

Adjusted EBITDA (as defined in the attached Financial Summary) for the third quarter was $33.2
million, a 3 percent increase over Adjusted EBITDA of $32.3 million in the year-ago quarter, which
also represents a new Company record for the third quarter.

"Our record results and our continued growth in adjusted EBITDA reflect the strength of AMC's
industry-leading portfolio of high-performing theatres as well as the success of the strategic
initiatives we have implemented over the past years," said Peter Brown, chairman and chief executive officer.

The net loss for the third quarter was $9.0 million, or $16.8 million for common shares after
preferred dividends, compared to a net loss of $10.0 million in the same quarter last year. The third quarter's net loss stood at 72 cents per common share, compared to a net loss of 42 cents per share
in the third quarter last year.

(MORE)



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For fiscal 2002 to date, AMC posted revenues of $1.0 billion, an increase of 8 percent over $925
million in the first 39 weeks of fiscal 2001. Adjusted EBITDA for the year to date stood at $122
million, up 15 percent from $106 million in the year-ago period.

For the fiscal year to date, AMC reported a net loss of $1.9 million, or a net loss for common shares of $22.5 million (96 cents per common share) after preferred dividends. That compares to a net loss of $42.3 million ($1.80 per common share) for the first three quarters last year,
after a 67 cents
per share charge for the cumulative effect of an accounting change.

AMC Entertainment Inc. is a leader in the theatrical exhibition industry. Through its circuit of AMC
Theatres, the Company operates 176 theatres with 2,820 screens in the United States,
 Canada, France,
Hong Kong, Japan, Portugal, Spain and Sweden. Its Common Stock trades on the American Stock Exchange under the symbol AEN. The Company, headquartered in Kansas City, Mo., has a website at www.amctheatres.com.

Investors will have the opportunity to listen to the quarterly earnings conference call and view the supporting slide presentation at 8 a.m. CST on Wednesday, Jan. 23, 2002, through the website www.amctheatres.com. Listeners can also access the call by dialing (877) 307-8182.
A replay of the
call will be available on the website through Wednesday, February 6, 2002.

Any forward-looking statements contained in this release, which reflect management's best judgment based on factors currently known, involve risks and uncertainties. Actual results could differ materially from those anticipated in the forward-looking statements included herein as a result of a number of factors, including among others the Company's ability to enter into various financing
programs, the performance of films licensed by the Company, competition, construction delays, the ability to open or close theatres and screens as currently planned, political, social and economic conditions, demographic changes, increases in demand for real estate, changes in real estate, zoning and tax laws and unforeseen changes in operating requirements..

FINANCIAL SUMMARY FOLLOWS

                                AMC ENTERTAINMENT INC.
                                  FINANCIAL SUMMARY
                          (In thousands, except per share data)

                           Thirteen Weeks Ended    	Thirty-nine Weeks Ended
                           --------------------    -----------------------

                                Dec 27,   Dec 28,	      Dec 27,	   Dec 28,
                                 2001	      2000          2001      2000
                                 ----      ----          ----      ----
Statement of Operations Data:
Admissions                    $212,373   $199,165     $670,489   $613,260
Concessions                     83,449     82,946      268,461    255,133
Other theatre                    7,907      6,177       31,518     21,155
Other                           12,582     14,114       32,471	     35,700
                              --------    -------      -------    -------
Total revenues                 316,311    302,402    1,002,939    925,248

Film exhibition costs          114,989    106,866      367,106    330,877
Concession costs                 9,831     12,077       33,949     38,432
Theatre operating expense       79,192     74,863      243,670    227,019
Rent                            58,626     56,826      176,359    170,667
Other                           11,845     11,429       34,302     32,646
General and administrative       8,666      8,004       25,359     21,989
Preopening expense               2,182        314        3,988      2,797
Theatre and other closure
 Expense                         1,736      1,421        1,824     13,827
Depreciation and amortization   26,300     26,465       73,870     78,760
Impairment of long-lived assets      -          -            -      3,813
(Gain) loss on disposition
 of assets                          16       (160)      (1,826)    (1,795)
                               -------    -------      -------    -------
Total costs and expenses       313,383    298,105      958,601    919,032
                               -------    -------      -------    -------
Operating income                 2,928      4,297       44,338      6,216
Other expense (income)               -          -        3,754     (9,996)
Interest expense                13,990     19,854       43,700     58,070
Investment (income) loss          (262)       407         (843)      (198)
                               -------    -------      -------    -------
Loss before income taxes
 and cumulative effect of
  an accounting change         (10,800)   (15,964)      (2,273)   (41,660)
Income tax provision            (1,800)    (6,000)        (400)   (15,100)
                               -------    -------      -------    -------
Loss before cumulative
 effect of an accounting
 change                         (9,000)    (9,964)      (1,873)   (26,560)

Cumulative effect of an
 accounting change,
 net of taxes                        -          -	            -   	(15,760)
                               -------    -------      -------   -------
Net loss                     $  (9,000) $  (9,964)   $  (1,873) $(42,320)
                               =======    =======      =======   =======

Preferred dividends              7,790          -       20,587         -
                               -------    -------      -------   -------
Net loss for common shares    $(16,790)	$   (9,964)   $ (22,460) $(42,320)
                               =======    =======      =======   =======
Loss per common share before
 cumulative effect of an
 accounting change:
    Basic                     $  (0.72)  $  (0.42)   $   (0.96) $  (1.13)
                               =======    =======     ========   =======
    Diluted                   $  (0.72)  $  (0.42)   $   (0.96) $  (1.13)
                               =======    =======     ========   =======
Net loss per common share:
    Basic                     $  (0.72)  $  (0.42)   $   (0.96) $  (1.80)
                               =======    =======     ========   =======
    Diluted                   $  (0.72)  $  (0.42)   $   (0.96) $  (1.80)
                               =======    =======     ========   =======
Average shares outstanding:
    Basic                       23,469     23,469       23,469    23,469
                               =======    =======     ========   =======
    Diluted                     23,469     23,469       23,469    23,469
                               =======    =======     ========   =======

                            Thirteen Weeks Ended   	Thirty-nine Weeks Ended
                            --------------------   -----------------------
                               Dec 27,    Dec 28,     Dec 27,    Dec 28,
                                2001       2000        2001       2000
                                ----       ----        ----       ----

Other Financial Data:
  Adjusted EBITDA(1)                  $33,162 	$   32,337    $ 122,194  $ 106,235
  Capital expenditures,
   net (2)                                   10,397     28,742	       47,200     80,545
Other Data:
  Screen additions                  70         20          130         85
  Screen dispositions                6         23           62        184
  Average screens                2,799      2,757        2,790      2,833
  Attendance (in thousands)     36,878     37,245      118,425    114,903
  Number of screens operated                             2,836      2,804
  Number of theatres operated                              177        186
  Screens per theatre circuit wide                        16.0       15.1



                                                           Dec 27, Dec 28,
                                                            2001    2000
                                                                                           -------          -------

Balance Sheet Data:
  Cash and equivalents                                 $  48,428 $ 65,081
  Corporate borrowings                                   486,226  699,155
  Capital and financing lease obligations                 57,699   57,875
  Net debt(3)                                                                     495,497  691,949




(1)Represents loss before cumulative effect of an accounting change plus interest, income taxes, depreciation and amortization and adjusted for preopening expense, theatre and other closure expense, impairment of long-lived assets, (gain) loss on disposition of assets and equity in earnings of unconsolidated affiliates and excludes one-time other income of
$7,379 (in fiscal 2001) related to an accounting change and one-time other expense of
$3,754 (in fiscal 2002) incurred in connection with the issuance of Preferred Stock.  We have included Adjusted EBITDA because we believe that Adjusted EBITDA provides investors with additional information for estimating our value and evaluating our ability to service debt.  We believe that Adjusted EBITDA is a financial measure commonly used in our industry and should not be construed as an alternative to operating income (as determined in accordance with GAAP).  Adjusted EBITDA as determined by us may not be comparable to EBITDA as reported by other companies.  In addition, Adjusted EBITDA is not intended to represent cash flow (as determined in accordance with GAAP) and does not represent the measure of cash available for discretionary uses.
(2)Represents capital expenditures less proceeds from sale and leaseback transactions.
(3)Represents corporate borrowings and capital and financing lease obligations less cash and equivalents.


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